Filed by: McDonald’s Corporation
Pursuant to Rule 425 under the Securities Act of 1933
Subject Company: McDonald’s Corporation
Subject Company’s Commission File No.: 333-137177

EXHIBIT 99.1

Investor Release

FOR IMMEDIATE RELEASE
FOR MORE INFORMATION CONTACT:
09/27/06	Investors:	Mary Kay Shaw, 630-623-6429
	Media:	Lisa Howard, 630-623-5044

MCDONALD’S BOOSTS DIVIDEND NEARLY 50% TO $1 PER SHARE

•                  Quadrupled dividend since 2002

•                  Reaffirmed commitment to reduce shares outstanding

OAK BROOK, IL — McDonald’s Board of Directors today approved an increase of nearly 50% in the Company’s dividend, raising the annual dividend from 67 cents to $1.00 per share, totaling about $1.2 billion. This dividend will be payable on December 1, 2006 to shareholders of record as of November 15, 2006.

Jim Skinner, McDonald’s Chief Executive Officer, said, “Today’s nearly 50% boost in the dividend reflects confidence in the ongoing strength of our business and the reliability of our substantial cash flow. This confidence is driven by the success of our customer-centered Plan to Win, which continues to deliver results for customers, members of the McDonald’s System and shareholders. Our strategic focus on being better, not just bigger, has driven 40 consecutive months of growth in global comparable sales and contributed to enhanced margins, returns and cash flow.

“This dividend increase is part of our commitment to return more cash to shareholders. We believe that cash available for dividends and share repurchases will continue to grow due to our expected strong results and stable capital expenditures over the next few years. We anticipate total shares outstanding at the end of 2006 to decline by about 5% from year-end 2005, including the effect of the Chipotle exchange offer. As a result, we now expect to return at least $10 billion to shareholders through dividends and share repurchases in 2006 through 2008 and intend to continue to reduce shares outstanding.”

McDonald’s has raised its dividend each and every year since paying its first dividend 30 years ago. The Company has more than quadrupled the dividend from 23.5 cents per share in 2002 to $1.00 per share in 2006.

Upcoming Communications

McDonald’s tentatively plans to release September sales on October 12, 2006.

McDonald’s is the leading global foodservice retailer with more than 30,000 local restaurants in more than 100 countries. Approximately 70% of McDonald’s restaurants worldwide are owned and operated by independent, local men and women. Please visit our website at www.mcdonalds.com to learn more about the Company.

Additional Information

In connection with the proposed disposition by McDonald’s of its interest in Chipotle Mexican Grill, Inc. via a tax-free exchange offer, Chipotle has filed with the Securities and Exchange Commission a registration statement that includes an exchange offer prospectus. The prospectus contains important information about the disposition and related matters. Investors and security holders are urged to read the prospectus, and any other relevant documents filed with the SEC, before making any investment decision. Neither McDonald’s, Chipotle nor any of their respective directors or officers or any dealer manager appointed with respect to the exchange offer makes any recommendation as to whether you should participate in the exchange offer. You can obtain a free copy of the prospectus and other related documents filed with the SEC by McDonald’s and Chipotle at the SEC’s web site at www.sec.gov, and those documents may also be obtained for free, as applicable, from McDonald’s at www.investor.mcdonalds.com or Chipotle at www.chipotle.com.

Forward-Looking Statements

Information in this communication contains forward-looking statements, which reflect management’s expectations regarding future events and operating performance and speak only as of the date hereof. These forward-looking statements involve a number of risks and uncertainties. Such forward-looking statements include, but are not limited to, statements about the benefits of the Chipotle exchange offer, including future financial and operating results, and each company’s plans, objectives, expectations and intentions and other statements that are not historical facts. A list of the factors that could cause actual results to differ materially from those expressed in, or underlying, those forward-looking statements is detailed in the filings of McDonald’s Corporation with the SEC, such as annual and quarterly reports and the exchange offer prospectus. McDonald’s Corporation disclaims any obligation to update and revise statements contained in these materials based on new information or otherwise.

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